Exhibit 10.11

AGREEMENT

This agreement (“Agreement”), entered into on June 1, 2011 is between Assured Pharmacy, Inc. (together with its affiliates, the “Company”) and Halpern Capital, Inc. (“HC”).

RECITALS

WHEREAS, Assured Pharmacy, Inc. is a publicly traded Company;

WHEREAS, HC is a broker-dealer in the business of providing capital raising and financial advisory services:

NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties agree as follows:

As payment in full for financial advisory services rendered to the Company, the Company shall issue Ninety thousand (90,000) shares of fully-paid, non-assessable common stock of the Company (the “Shares”).  The Shares shall be registered to Baruch Halpern Revocable Trust dtd 6/13/06.

Accepted and agreed to as of the date first written above:

ASSURED PHARMACY, INC.	HALPERN CAPITAL, INC.

By: /s/ Robert DelVecchio	By: /s/ Baruch Halpern
Name: Robert DelVecchio	Name: Baruch Halpern
Title: Chief Executive Officer	Title: President